UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
 FORM 8-K
 ______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2024
 ______________________________
LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

Delaware	001-35647	90-0224471
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3300 Triumph Blvd, Suite 700
Lehi, Utah 84043
(Address of principal executive offices, including zip code)
(801) 432-9000
(Registrant's telephone number)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2024, Erin Brockovich, a member of the Board of Directors (the “Board”) of LifeVantage Corporation (the “Company”), notified the Company of her resignation as a member of the Board and any committees of the Board, effective August 26, 2024. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
On August 26, 2024, the Board, based on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Rajendran Anbalagan as a member of the Board, effective immediately. The Board has determined that Mr. Anbalagan is independent under the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Further, effective immediately, the Board appointed Mr. Anbalagan to the Nominating and Corporate Governance Committee.
As a non-employee director, Mr. Anbalagan will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program, as amended, which includes an initial grant of a restricted stock award for a number of shares of the Company’s common stock equal to $105,000 divided by the average closing price of the Company’s common stock for each of the ten trading days ending before the date of grant, prorated for the time of service to the Company’s Board between Mr. Anbalagan’s date of appointment to the Company’s Board and the expected date of the Company’s fiscal year 2025 annual meeting of stockholders. There are no arrangements or understandings between Mr. Anbalagan and any other person pursuant to which Mr. Anbalagan was elected as a director, and there are no transactions between Mr. Anbalagan and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Anbalagan in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.
A copy of the press release issued by the Company announcing the foregoing is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 99.1 to Form 8-K filed with the SEC on March 13, 2018).
99.1	Press Release issued August 26, 2024 announcing the resignation of Erin Brockovich from and the appointment of Rajendran Anbalagan as a member of the Company’s Board of Directors.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 26, 2024	LIFEVANTAGE CORPORATION

	By:	/s/ Steven R. Fife
	Name:	Steven R. Fife
	Title:	President and Chief Executive Officer